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                                                                   EXHIBIT 10(C)

                         SOUTHERN MICHIGAN BANCORP, INC.
                         SOUTHERN MICHIGAN BANK & TRUST

                              EMPLOYMENT AGREEMENT

         This Agreement, made this 23rd day of January, 2001, by and between SOUTHERN MICHIGAN BANCORP, INC., a Michigan corporation, and SOUTHERN MICHIGAN BANK & TRUST, a Michigan banking corporation (collectively "Employer"), and JAMES T. GROHALSKI ("Employee").

         WITNESSETH:

         WHEREAS, the Board of Directors of Southern Michigan Bancorp, Inc. (the "Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of Employer may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of Employer, its subsidiaries and its stockholders; and

         WHEREAS, the Board of Directors believes it is in the best interests of Employer to enter into this Agreement with Employee in order to reinforce and encourage the continued attention and dedication of Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of Employer, although no such change is now contemplated; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement; and

         WHEREAS, Employee acknowledges that this Agreement shall supersede, terminate and replace any and all employment contracts, severance agreements, change in control agreements or any other compensation or benefit type arrangement between Employee and Employer or any of its subsidiaries; and

         WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

         1. Employment. Employer hereby employs Employee as President and Chief Executive Officer (CEO) of Southern Michigan Bancorp, Inc. and as President and Chief Executive Officer (CEO) of Southern Michigan Bank & Trust, and Employee hereby accepts employment by Employer upon the terms and conditions herein set forth. The primary place of employment shall be at Employer's principal offices in Coldwater, Michigan, or at such other location as Employer may designate.

         2. Term. The term of this Agreement shall commence as of January 23, 2001 for a term of one (1) year ending on January 21, 2002, unless sooner terminated as hereinafter set forth. This Agreement may be renewed for additional one (1) year periods upon the written agreement of Employer and Employee.

        3.         Duties. Employee will, during the term hereof:

                  (A) Faithfully and diligently do and perform all such acts and duties and furnish such services as the Board of Directors shall direct, and do and perform all acts in the ordinary course of Employer's business, with such limits as the Board of Directors may prescribe, necessary and conducive to Employer's best interests; and



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                  (B) Devote his full time, energy, and skill to the business of
Employer and to the promotion of Employer's best interests, except for vacations and absences made necessary because of illness. Employee may not be an employee, consultant, director or other agent of any other person, firm or corporation (other than affiliates of Employer) without the prior signed written approval of the Chairman of the Board of Directors. Employee may engage in passive business activities which do not interfere with his employment under this Agreement and which do not conflict with Employer's interests. Employee may engage in professional, civic and charitable activities which do not interfere with his employment under this Agreement and which do not conflict with Employer's interests.

         4.       Compensation.

                  (A) Subject to the provisions of paragraphs 6 and 7 hereof, Employer shall pay to Employee for all services to be performed by Employee during the term of this Agreement:

                           (i) a salary at the rate of One Hundred Sixty-Three Thousand Dollars ($163,000) per annum, payable in periodic payments in accordance with Employer's practices for other executive, managerial, and supervisory employees, as such practices may be determined from time to time. The Board of Directors will review such fixed salary annually and, in its discretion, may grant increases or decreases thereof based upon Employee's performance; and

                           (ii) any additional or special compensation, such as incentive pay or bonuses, based upon Employee's performance, as the Board of Directors in its discretion, may from time to time determine.

All such payments will be subject to such deductions as may be required to be made pursuant to law, government regulation or order, or by agreement with, or consent of, Employee.

                  (B) In addition to the salary payments set forth above, Employer agrees that during the term of this Agreement:

                           (i) Employee shall be entitled to reimbursement by Employer for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder, for which he shall submit vouchers in a form satisfactory to Employer and which are approved by Employer in its sole discretion; and

                           (ii) Employer shall reimburse Employee for automobile expenses incurred by Employee on behalf of Employer pursuant to Employer's standard policies, as amended from time to time.

         5. Benefits. Employee shall be entitled to participate in such life insurance, medical, pension, retirement, and stock option plans and other programs, including sick leave, as may be approved from time to time by Employer for the benefit of its employees. Employee also shall be entitled to Four (4) weeks of vacation under Employer's current policy, as amended. The said vacation shall not be carried over from year to year.

         6.       Termination.

                  (A) Employee's employment with Employer shall terminate by reason of Employee's death or Total Disability (subject to the terms of paragraph 6(C) below). In the event of a termination of employment described in the immediately preceding sentence or Employee's voluntary termination of employment (other than for Good Reason), all obligations of Employer hereunder shall terminate (except obligations under paragraphs 6(B) and 7 arising after a voluntary termination with Good Reason).


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                  (B) In addition to the foregoing, the Board of Directors may terminate Employee's employment at any time, but any termination by the Board of Directors other than termination for Cause, shall not prejudice Employee's right to compensation or other benefits under this contract. Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. In the event the Board of Directors terminates Employee's employment, other than for Cause, or in the event of Employee's voluntary termination of Employment for Good Reason, in addition to receiving the compensation and benefits under this contract, Employer shall, upon expiration of the term of this Agreement, pay to Employee monthly installments of 1/12th of Employee's annual salary described in paragraph 4(A) above commencing thirty (30) days after the expiration of the term of this Agreement and continuing on the same date of each month thereafter until the earlier of: the date of Employee's death; the date Employee attains the age of 65; or Employee receives twelve (12) monthly installments under this subsection 6(B).

                  (C) In the event Employee is determined to be disabled (by a doctor selected as set forth below) and is unable to perform the essential functions of his job ("Total Disability"), the following shall apply:

                           (i) Employee shall, upon written request, be granted a leave of absence for up to ninety (90) calendar days (which leave shall run concurrently with any leave for which Employee is eligible under the Family Medical Leave Act). This leave of absence shall be with compensation and benefits under this Agreement and all other provisions of this Agreement shall remain in full force and effect.

                           (ii) Upon expiration of the leave of absence (not exceeding ninety (90) calendar days), if Employee is unable to perform the essential functions of his job with or without reasonable accommodation (and with a written release from the doctor setting forth any restrictions), this Agreement shall automatically terminate and Employer shall have no further obligations under this Agreement except as required by applicable law.

                           (iii) The determination of Total Disability of Employee shall be made by a doctor selected by Employer's disability insurance carrier or the Board of Directors (if no such carrier exists) and such doctor may be assisted in his or her determination by such other doctors as he or she believes should examine Employee. Either the Chairman of the Board of Directors, Employee or Employee's guardian or legal representative may request that a determination of Total Disability be made. The cost of the doctor(s)' services shall be borne equally by Employer.

                           (iv) If Total Disability of Employee is determined as set forth above, then for purposes of this Agreement, the period of disability shall be deemed to commence on the day of such determination.

         7. Change In Control and Definitions. If within three (3) years after a Change in Control (as defined in this Agreement) Employer shall terminate Employee without Cause (as defined in this Agreement) or Employee shall voluntarily terminate such employment with Good Reason (as defined in this Agreement) Employer shall, within ninety (90) days of the termination make a lump sum cash payment to him equal to two (2) year's salary in accordance with Internal Revenue Code Section 280(G), as amended. If it is mutually in the best interest of Employer and Employee, Employee shall have the right to elect by written request to the Board of Directors to receive a cash payment equal to one year's salary and the remaining one (1) years' salary on an installment basis in accordance with Internal Revenue Code Section 280(G). Employee shall not be paid any compensation under this Agreement other than that specified in this paragraph.

         For purposes of this Agreement:

                  (A)      "Cause" shall include in its meaning:



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                           (i) Employee's conviction of any criminal violation
         involving dishonesty, fraud, or breach of trust;

                           (ii) Employee's willful engagement in any misconduct in the performance of his duty that materially injures Employer or any of its subsidiaries;

                           (iii) Employee's performance of any act which, if known to the customers, clients or stockholders of Employer or any of its subsidiaries would materially and adversely impact on the business of Employer or any of its subsidiaries;

                           (iv) Employee's willful and substantial
         nonperformance of his duties and such nonperformance continues more than ten (10) days after Employer has given written notice of such nonperformance and of its intention to terminate Employee's employment because of such nonperformance;

                           (v) Employee's willful violation of paragraphs 8 or 9 herein; or

                           (vi) Employee is suspended and/or temporarily prohibited (or is removed and/or permanently prohibited) from participating in the conduct of Employer's (or any of its affiliates') affairs by a notice, order, ruling or other finding of any state or federal agency (including, but not limited to, any federal reserve bank, the Federal Deposit Insurance Corporation, or Office of Financial and Insurance Services of the State of Michigan) or any such federal or state regulatory agency makes any determination or takes any action that the Board of Directors of Employer, in its sole discretion, determines to reflect adversely on Employer and to be related to the duties of Employee under this Agreement.

                  (B) "Good Reason" shall exist if, without Employee's express written consent:

                           (i) Employer shall assign to Employee duties of a nonexecutive nature or for which Employee is not reasonably equipped by his skills and experience;

                           (ii) Employer, without reasonable justification, shall reduce the salary of Employee, or materially reduce the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites;

                           (iii) Employer shall require Employee to relocate his principal business office or his principal place of residence outside a sixty (60) mile radius from Coldwater, Michigan (the "Area"), or assign to Employee duties that would reasonably require such relocation;

                           (iv) Employer shall require Employee, or assign duties to Employee which would reasonably require him to spend more than ninety (90) normal working days away from the Area during any consecutive twelve (12) month period;

                           (v) Employer shall fail to provide office facilities, secretarial services, and other administrative services to Employee which are substantially equivalent to the facilities and services provided to Employee on the date hereof; or

                           (vi) Employer shall terminate incentive and benefit plans or arrangements, or reduce or limit Employee's participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of Employee's incentive compensation and benefits below their aggregate value as of the date hereof.


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                  (C) "Change in Control" shall be deemed to occur on the
earliest of:

                           (i) The acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than fifty percent (50%) of the outstanding capital stock of Employer entitled to vote for the election of directors ("Voting Stock");

                           (ii) The commencement by any entity, person, or group (other than Employer or a subsidiary of Employer) of a tender offer or an exchange offer for more than twenty-five percent (25 %) of the outstanding Voting Stock of Employer;

                           (iii) The effective time of (1) a merger or consolidation of Employer with one or more other corporations as a result of which the holders of the outstanding Voting Stock of Employer immediately prior to such merger hold less than fifty percent (50%) of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the assets of Employer other than to an entity of which Employer owns at least eighty percent (80%) of the Voting Stock; or

                           (iv) The election to the Board of Directors of Employer without the recommendation or approval of the incumbent Board of Directors of Employer, of the lesser of three directors or directors constituting a majority of the number of Directors of Employer then in office.

         8. Restrictive Covenant. During the term of this Agreement, and for a period of one (1) year following the termination of Employee's employment with Employer pursuant to this Agreement including termination occasioned by the expiration of this Agreement, Employee shall not:

                  (A) Within a geographic radius of seventy-five (75) miles from Coldwater, Michigan, engage in, or work for, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm corporation or institution engaged in the same or similar activities to those now or hereafter carried on by Employer;

                  (B) Interfere with the relationship of Employer and any of its employees, agents or representatives; and

                  (C) Directly or indirectly divert or attempt to divert from Employer any business in which Employer has been actively engaged during the term hereof, nor interfere with the relationships of Employer with its dealers, distributors, sources of supply or customers.

         Any breach of the covenant not to compete by Employee will, in addition to any other remedies Employer may have, result in the forfeiture by Employee and all other persons of any and all rights to unpaid benefits and payments at the time of breach and in such event Employer shall have no further obligation to pay any amounts related thereto.

         9. Nondisclosure of Confidential Information. Employee acknowledges that Employer may disclose certain Confidential Information (as defined in this Agreement) to Employee during the term of this Agreement to enable him to perform his duties hereunder. Employee hereby covenants and agrees that he will not, without the prior written consent of Employer, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the Confidential Information of Employer. For purposes of this Agreement, "Confidential Information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, techniques, programs, computer software, writings, research, personnel information, customer information, Employer's financial information, plans, or any other information of whatever nature in the possession or control of Employer which has not been published or



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disclosed to the general public, or which gives to Employer an opportunity to obtain an advantage over competitors who do not know of or use it. Employee further agrees that if his employment hereunder is terminated for any reason, he will leave with Employer and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of Employer.

         The foregoing paragraph shall not be applicable if and to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after Employee and his legal counsel urge that the aforementioned confidentiality be preserved.

         Both during the term of his employment by Employer and at all times thereafter, Employee shall not remove from Employer offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary in accordance with the duties and responsibilities of his employment (and, in the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible) nor shall Employee make, retain, remove or distribute any copies, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his assigned duties. Upon the termination of his employment with Employer, Employee shall leave with or return to Employer all originals and copies of the foregoing then in his possession or subject to his control, whether prepared by Employee or by others.

         The covenants set forth in this paragraph which are made by Employee are in consideration of the employment, or continuing employment of, and the compensation paid to, Employee during his employment by Employer. The foregoing covenants will not prohibit Employee from disclosing confidential or other information to other employees of Employer or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

         10. Additional Remedies. It is expressly understood and agreed that although Employee and Employer consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the going business value and goodwill of Employer, if a final judicial determination is made by a court having jurisdiction at the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, provisions of such restrictions shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such findings shall not affect the enforceability of any of the other restrictions contained herein.

         Employee acknowledges and agrees that Employer's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or a threatened breach by Employee of any of the provisions, it is agreed that, in addition to its remedy at law, Employer shall be entitled, without posting any bond, to obtain equitable relief, and Employee agrees not to oppose Employer's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available. Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting a breach or threatened breach would not be an adequate remedy, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief. Nothing herein contained shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach. In any action successfully brought by Employer against Employee to enforce the rights of Employer under this Agreement, Employer shall also be entitled to recover from Employee its reasonable attorneys' fees and costs of the action. The terms of paragraphs 8, 9 and 10 shall survive termination of this Agreement.



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         11. Nonassignment. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. Employer may assign this Agreement without Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of Employer's assets or into or with which Employer is merged or consolidated.

         12. No Implied Waivers. Failure of either party to insist upon strict performance of any part of this Agreement shall not be considered a waiver of such performance and shall not prevent either party from subsequently insisting upon strict performance.

         13. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

         14. Benefit. The provisions of this Agreement shall inure to the benefit of Employer, its successors and assigns, and shall be binding upon Employer and Employee, its and his heirs, personal representatives and successors, including without limitation Employee's estate and the executors, administrators, or trustees of such estate.

        15. Governing Law and Choice of Forum. Michigan law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Michigan.

         16. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

                  (A)      If to Employer:
                           Southern Michigan Bancorp, Inc.
                           Attn: Chairman of the Board
                           51 West Pearl Street
                           Coldwater, Michigan 49036

                  (B)      If to Employee:
                           James T. Grohalski
                           1147 South Road
                           Union City, Michigan 49094

         17. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of Employer and Employee.

         18. Limitation. Employee agrees not to commence any action or suit relating to Employee's employment with Employer more than twelve (12) months after the date of termination of this Agreement and agrees to waive any statute of limitations to the contrary.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                 Employer:       SOUTHERN MICHIGAN BANCORP, INC.



                                 By:      /s/ James J. Morrison
                                          ------------------------------------

                                 Its:     Chairman of the Board of Directors
                                          ------------------------------------



                                 SOUTHERN MICHIGAN BANK & TRUST



                                 By:      /s/ Jaylen T. Johnson
                                          ------------------------------------

                                 Its:     Executive Vice President and Chief
                                          ------------------------------------
                                          Operations Officer
                                          ------------------




                 Employee:
                                 /s/ James T. Grohalski
                                 ---------------------------------------------
                                 James T. Grohalski